UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2007

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street
Sixteenth Floor Cambridge, MA 02142 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 301-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On February 14, 2007, CombinatoRx (Singapore) Pte. Ltd., a subsidiary of CombinatoRx, Incorporated, entered into a $2.1 million secured equipment line of credit with GE Capital Services Pte. Ltd., and borrowed $1.2 million under the line of credit on February 16, 2007.  The line of credit is available through November 30, 2007 and is secured by a fixed charge in Singapore over the equipment financed.  CombinatoRx, Incorporated also provided a corporate guaranty of payment in connection with the line of credit.  Amounts borrowed under the line of credit on February 16, 2007 in the case of laboratory and scientific equipment are repayable over 48 months and bear interest at the rate of 10.42% per annum. Amounts borrowed under the line of credit in the case of other equipment are repayable over 36 months and bear interest at the rate of 10.45% per annum.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

See the description in Item 1.01 of CombinatoRx’s direct financial obligations under the equipment line of credit.

Item 9.01.              Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
10.1	Loan Proposal, dated November 20, 2006, between CombinatoRx (Singapore) Pte. Ltd. and GE Capital Services Pte. Ltd.
10.2	Facility Letter, dated as of February 14, 2007, between CombinatoRx (Singapore) Pte. Ltd. and GE Capital Services Pte. Ltd.
10.3	Deed of Debenture, dated as of February 14, 2007, between CombinatoRx (Singapore) Pte. Ltd. and GE Capital Services Pte. Ltd.
10.4	Guaranty, dated as of February 14, 2007, between CombinatoRx, Incorporated and GE Capital Services Pte. Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBINATORX, INCORPORATED

	By:	/s/ Robert Forrester
Name: Robert Forrester
Title: Executive Vice President and Chief Financial Officer
Dated: February 21, 2007

Index to Exhibits

Exhibit No.	Description
10.1	Loan Proposal, dated November 20, 2006, between CombinatoRx (Singapore) Pte. Ltd. and GE Capital Services Pte. Ltd.
10.2	Facility Letter, dated as of February 14, 2007, between CombinatoRx (Singapore) Pte. Ltd. and GE Capital Services Pte. Ltd.
10.3	Deed of Debenture, dated as of February 14, 2007, between CombinatoRx (Singapore) Pte. Ltd. and GE Capital Services Pte. Ltd.
10.4	Guaranty, dated as of February 14, 2007, between CombinatoRx, Incorporated and GE Capital Services Pte. Ltd.